UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2013

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 349-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On April 22, 2013, Alfred Amoroso notified the Board of Directors (the “Board”) of Yahoo! Inc. (“Yahoo!”) that he will not seek re-election as a director at Yahoo!’s 2013 Annual Meeting of Shareholders (the “Annual Meeting”). Mr. Amoroso will continue to serve as a director until the Annual Meeting but has resigned as Chairman of the Board. On April 23, 2013, the Board elected Maynard Webb, Jr. to serve as interim Chairman of the Board. The Board also reduced the size of the Board to ten directors, effective upon the election of directors at the Annual Meeting. The Board, however, intends to increase the size of the Board when a replacement director is identified.

Item 8.01. Other Events.

On April 25, 2013, Yahoo! issued a press release regarding Mr. Amoroso’s decision not to seek re-election to the Board at the Annual Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Yahoo! Inc. press release dated April 25, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC. (Registrant)

By:	/s/ Ronald S. Bell
Name:	Ronald S. Bell
Title:	General Counsel and Secretary

Date: April 25, 2013

EXHIBIT INDEX

Exhibit Number	Description

99.1	Yahoo! Inc. press release dated April 25, 2013.